Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Aris Water Solutions, Inc.
Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated October 7, 2021, relating to the balance sheet of Aris Water Solutions, Inc. which is included in the Registration Statement on Form S-1 (333-259740), as amended.

/s/ BDO USA, LLP

Houston, Texas

October 26, 2021